UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2026

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2026, the Board of Directors (the “Board”) of Cleveland-Cliffs Inc. (the “Company”) appointed Celso L. Goncalves Jr., the Company’s Executive Vice President and Chief Financial Officer, to the positions of President and Chief Financial Officer of the Company, effective immediately. In connection with this appointment, Lourenco Goncalves will continue to serve as Chairman and Chief Executive Officer of the Company, but will no longer hold the title of President. The Board also appointed Celso Goncalves to serve as a member of the Board, effective immediately.
Celso Goncalves, age 38, has served as Executive Vice President and Chief Financial Officer of the Company since 2021 and has been with the Company since 2016. Prior to joining the Company, Celso Goncalves held investment banking positions at Deutsche Bank and Jefferies.
In connection with Celso Goncalves’ appointment as President and Chief Financial Officer, the Compensation and Organization Committee of the Board approved the following changes to Celso Goncalves’ compensation, effective as of July 21, 2026: (1) an increase in Celso Goncalves’ annual base salary rate from $884,000 to $1,000,000 (including for purposes of his participation in the Company’s annual cash incentive award for 2026); and (2) an increase in the effective “Continuation Period” severance multiple under his Change in Control Severance Agreement with the Company (as defined in such agreement) from two years to three years (primarily for purposes of calculating potential benefits under such agreement). The Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2026 provides a more detailed description of the material compensatory plans, contracts or arrangements to which Celso Goncalves is a party or in which Celso Goncalves participates.
There are no arrangements or understandings between Celso Goncalves and any other persons pursuant to which he was appointed to serve in his new position. Celso Goncalves is the son of Lourenco Goncalves, the Chairman and Chief Executive Officer of the Company. Except as set forth above, there are no transactions or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Celso Goncalves had or will have a direct or indirect material interest. Except as set forth above, there are no other material compensatory plans, contracts or arrangements to which Celso Goncalves is a party or in which he participates that were entered into or materially amended in connection with Celso Goncalves’ appointment as President and Chief Financial Officer of the Company, nor any grants or awards to Celso Goncalves (or any related modifications) under any such plan, contract or arrangement in connection with Celso Goncalves’ appointment. As an employee director, Celso Goncalves will receive no additional compensation for his director service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	July 24, 2026	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal and Administrative Officer & Secretary
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